UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

EASTERN 1997D LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

West Virginia	033-63635-08	31-1514713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 30, 2014, Eastern 1997D Limited Partnership (the “Partnership”) entered into a Purchase and Sale Agreement (the “PSA”) by and among the Partnership, the other Seller parties named therein (which have the same Managing General Partner as the Partnership) and Alliance Petroleum Corporation (“Alliance”), pursuant to which, subject to approval of the Bankruptcy Court (defined below in Item 4.01), Alliance will acquire certain right, title and wellbore interests located in Barbour, Doddridge and Taylor Counties, West Virginia, and in Armstrong, Clearfield, Indiana and Washington Counties, Pennsylvania that represent substantially all of the oil and gas properties of the Partnership, for an aggregate cash purchase price of approximately $2.0 million, of which the Partnership would be allocated $611,563, subject to a final accounting and customary adjustments. The information set forth under Item 4.01 of this Report is incorporated herein by reference.

A copy of the PSA is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the PSA in this Report is a summary and is qualified in its entirety by reference to the complete text of the PSA.

Item 1.03	Bankruptcy or Receivership

The information set forth under Items 1.01 and 4.01 of this Report are incorporated herein by reference. A copy of the Sale Motion (as defined in Item 4.01 of this Report) is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

As previously reported, on September 16, 2013, the Partnership filed a petition under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceeding”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) . Karen Nicolaou was appointed to act as the Responsible Party for the Partnership and to oversee all actions for the Partnership in connection with the Chapter 11 Proceeding. On January 30, 2014, the Partnership entered into the PSA, and, on January 31, 2014, the Partnership filed a Motion to Sell Substantially All of Its Assets (the “Sale Motion”) with the Bankruptcy Court. On February 27, 2014, the Bankruptcy Court approved the Sale Motion. In light of the foregoing, on February 27, 2014, Schneider Downs & Co. Inc. (“Schneider Downs”) resigned as the Partnership’s independent public accounting firm.

Schneider Downs has not issued any reports on any interim or annual financial statements for the Partnership since being retained in 2006. The Partnership has been unable to complete required financial statements for the years ended 2013 or 2012 or for any subsequent interim periods because, as previously disclosed, it has not completed required financial statements for previous reporting periods. As such, Schneider Downs has not issued a report on the Partnership’s financial statements for the fiscal years ended December 31, 2013 or 2012 or any subsequent interim period or any prior periods, and, therefore, (i) there are no reports which could contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, and (ii) during the years ended December 31, 2013 and 2012 and through February 27, 2014, the Partnership did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Schneider Downs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schneider Downs, would have caused Schneider Downs to make reference thereto in such report on the Partnership’s financial statements for such years had Schneider Downs issued any reports. Also, during the years ended December 31, 2013 and 2012 and through February 27, 2014, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Given the pending Chapter 11 Proceeding, the Partnership does not intend to appoint a new independent registered public accounting firm at this time. The Partnership has provided Schneider Downs with a copy of the foregoing disclosures and requested that it furnish the Partnership with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 27, 2014, is attached as Exhibit 16.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement

16.1	Letter from Schneider Downs & Co., Inc. to the SEC

99.1	Sale Motion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN 1997D LIMITED PARTNERSHIP

Date: February 27, 2014	By:	/s/ Karen Nicolaou
Name: Karen Nicolaou Title: Responsible Party

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase and Sale Agreement

16.1	Letter from Schneider Downs & Co., Inc. to the SEC

99.1	Sale Motion